EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere to Obtain $1.5B in Financing from EIG for the Corpus Christi Liquefaction Project
Houston, Texas - November 11, 2014 - Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that it has signed a binding commitment letter with EIG Management Company, LLC (“EIG”), whereby investment funds managed by EIG have agreed to purchase approximately $1.5 billion of convertible notes (the “Convertible Notes”). The Convertible Notes would be issued by a to-be-formed wholly-owned subsidiary of Cheniere, which would be the indirect owner of 100% of the equity interests in Corpus Christi Liquefaction, LLC and Cheniere Corpus Christi Pipeline, L.P. Proceeds from the Convertible Notes would be used as equity to fund a portion of the costs of developing, constructing and placing into service the Corpus Christi Liquefaction Project (the “Liquefaction Project”), which is being designed for up to three liquefaction trains with an expected aggregate annual production capacity of approximately 13.5 mtpa.

If issued, the Convertible Notes would have a maturity of ten years, and would accrue interest at a compounded rate of 2.75% per quarter. Interest on the Convertible Notes would be payable in-kind (PIK) from the closing date through the substantial completion of the third train of the Liquefaction Project and would be payable in cash thereafter. The Convertible Notes would be eligible for conversion into shares of common stock of Cheniere, par value $0.003 per share (“Cheniere Common Stock”), subject to conversion conditions and limitations to be provided in the final documents governing the Convertible Notes, at the option of Cheniere on or after substantial completion of Train 3 and at the option of EIG six months after substantial completion of Train 3, through one year prior to the maturity date.

“EIG has agreed to provide a significant portion of the equity component for the financing required on our Corpus Christi Liquefaction project. EIG is a premier investor in energy infrastructure projects and we look forward to a long-term, productive working relationship.” said Charif Souki, Chairman and CEO of Cheniere. “We are continuing to make progress on our Corpus Christi liquefaction project and expect to commence construction in early 2015.”

“We are delighted to partner with Cheniere in the development of its Corpus Christi liquefaction project. Cheniere’s undisputed leadership in North American LNG development, and our belief in the global cost advantage of U.S. natural gas, made this an ideal opportunity for our funds,” said R. Blair Thomas, Chairman and CEO of EIG. “The globalization of natural gas through LNG, together with continued fuel substitution, makes natural gas attractive on a long-term basis, and companies like Cheniere are well-positioned to benefit.”

Closing of the purchase and sale of the Convertible Notes is subject, but not limited to, the execution of all definitive documentation, closing of the debt financing for the Liquefaction Project, funding of the initial equity contribution, and other conditions necessary to complete the transaction.

Prior to the ninth anniversary of the closing date, the Convertible Notes would be convertible into the common stock of Cheniere (a “Conversion”) (i) at the option of the Issuer, at any time on or after the commercial operation date of the third liquefaction train of the Liquefaction Project (the “COD”), so long as no event of default has occurred and is continuing, at a price per share equal to the lower of (x) a 10% discount to the average of the daily volume-weighted average price (“VWAP”) of the Cheniere Common Stock, for the 90 trading-day period preceding the date on which notice of Conversion is provided and (y) a 10% discount to the closing price of Cheniere Common Stock on the trading day prior to the date on which notice of Conversion is provided; and (ii) at the option of the holders of the Convertible Notes, at any time on or after the six-month anniversary of the COD, at a price per share equal to the average of the daily VWAP of Cheniere Common Stock for the 90 trading-day period preceding the date on which notice of Conversion is provided.

Conversions would be subject to various limitations and conditions, including (i) a minimum aggregate principal amount of $250 million; (ii) the initial Conversion could not exceed 50% of the aggregate principal amount of the Convertible Notes then outstanding; (iii) the aggregate number of shares of Cheniere Common Stock issued in all Conversions could not exceed 19.9% of the number of shares of Cheniere Common Stock outstanding as of the closing date; (iv) the total market capitalization of Cheniere could not be less than $13.7 billion immediately prior to a Conversion; (v)

no prior Conversion could have occurred during the preceding 90 days; and (vi) limitations on the ability of the Issuer to effect a Conversion if the Conversion would cause EIG, together with any of its affiliates, to own, in the aggregate, 10% or more of the outstanding Cheniere Common Stock.

The offer and sale of the Convertible Notes has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Convertible Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Convertible Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa. Construction has begun on Trains 1 through 4 at the Sabine Pass Liquefaction Project. Cheniere has also initiated a project to develop liquefaction facilities near Corpus Christi, Texas. The Corpus Christi Liquefaction Project is being designed for up to three Trains, with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG, three LNG storage tanks with capacity of approximately 10.1 Bcfe and two LNG carrier docks. Commencement of construction for the Corpus Christi Liquefaction Project is subject, but not limited, to obtaining regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the project, obtaining financing, and Cheniere making a final investment decision. Cheniere believes that LNG exports from the Corpus Christi Liquefaction Project could commence as early as 2018.

EIG specializes in private investments in energy and energy-related infrastructure on a global basis and has $15.1 billion under management as of September 30, 2014. During its 32-year history, EIG has invested over $16.6 billion in the sector through 300 projects or companies in 35 countries on six continents. EIG’s clients include many of the leading pension plans, insurance companies, endowments, foundations and sovereign wealth funds in the U.S., Asia and Europe. EIG is headquartered in Washington, D.C. with offices in Houston, London, Sydney, Rio de Janeiro, Hong Kong and Seoul. For more information, visit www.eigpartners.com.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the use of proceeds from the offering and the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479    Christina Burke: 713-375-5104
Media: Faith Parker: 713-375-5663